Exhibit 10.1


November 17, 1997


Sheldahl, Inc.
1150 Sheldahl Road
P.O. Box 170
Northfield, MN 55057
Attention:  John V. McManus

Dear Mr. McManus:

Sheldahl, Inc., (the Borrower), Norwest Bank Minnesota, National
Association (Norwest), Harris Trust and Savings Bank (Harris), and NBD Bank (NBD, together with Norwest and Harris, the Lenders) have entered into an Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of December 2, 1993, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of May 12, 1994, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of January 24, 1995, a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of January 29, 1996, a Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of March 12, 1996, a Sixth Amendment to Amended and Restated Credit and Security Agreement dated as of November 1, 1996, and a Seventh Amendment to Amended and Restated Credit and Security Agreement dated as of April 4, 1997 (as amended, the Credit Agreement). Capitalized terms used in this letter but not defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower has requested that the Lenders amend certain terms of the Credit Agreement and waive certain defaults under the Credit Agreement. The Lenders are willing to do so on the terms and conditions of this letter amendment.

The Credit Agreement is amended as follows:

1.	Section 1.1 of the Credit Agreement is hereby amended by
amending and restating in its entirety the following definition:

Maturity Date means (i) December 31, 1998, with respect to
Facility A and (ii) March 31, 1998, with respect to Facility B.

The Borrower is in Default with respect to the following Sections of the Credit Agreement (the Defaults):

2.	Under the definition of Capital Expenditure Limit in Section
1.1, within sixty (60) days after the end of each fiscal year, the Borrower and the Required Lenders are to agree, in writing, upon the appropriate level of Capital Expenditures for the immediately succeeding fiscal year. As of the date hereof, the Borrower and the Required Lenders have not reached such an agreement.

3.	Under Section 6.15, within sixty (60) days after the end of
each fiscal year, the Borrower and the Required Lenders are to agree, in writing, upon the appropriate level of Net Income for the immediately succeeding fiscal year. As of the date hereof, the Borrower and the Required Lenders have not reached such an agreement.

4.	Under Section 7.11, the Capital Expenditure Limit for the
Borrower during any fiscal year is set at a maximum amount of $33,000,000. The actual Capital Expenditures by the Borrower during the fiscal year ended August 29, 1997, were $33,942,000.

Upon the terms and subject to the conditions set forth in this letter, the Lenders hereby waive the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given. This waiver shall not be deemed to be a waiver of any other default or Event of Default now existing or hereafter arising under the Credit Agreement. This waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

The Borrower and the Lenders agree to establish, in writing, the appropriate level of both Capital Expenditures and Net Income, for the fiscal year ending August 28, 1998, on or before December 15, 1997. The Borrower and the Lenders agree that the Lenders may, in their discretion, declare an Event of Default if such levels are not established by such date.

Except as otherwise provided in this letter, the Credit Agreement and the other Loan Documents remain in full force and effect in accordance with their original terms.
				Very truly yours,

				NORWEST BANK MINNESOTA,
				NATIONAL ASSOCIATION


				HARRIS TRUST AND SAVINGS BANK


				NBD BANK



ACKNOWLEDGED AND ACCEPTED
THIS 17TH DAY OF NOVEMBER, 1997.
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